Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

May 15, 2018

Aevi Genomic Medicine, Inc.

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Aevi Genomic Medicine, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time by the Company of up to an aggregate of $50,000,000 of (i) shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company , (ii) warrants to purchase shares of Common Stock (the “Warrants”), (iii) shares of Common Stock issuable upon exercise of the Warrants, (iv) rights to purchase one or more shares of Common Stock, Warrants or Units (as defined below) (the “Rights”), (v) units consisting of one or more shares of Common Stock, Warrants, and Rights in any combination (the “Units”), and/or (vi) any combination of the foregoing securities. The Common Stock, the Warrants, the Units and the Rights are collectively herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415(a)(5) under the Securities Act as set forth in the Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

For purposes of this opinion letter, we have assumed that:

(i) the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the board of directors of the Company (the “Board”), and in accordance with the certificate of incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”), the by-laws of the Company, as amended from time to time, and applicable Delaware law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

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May 15, 2018

(ii) any shares of Common Stock (including any such shares included in Warrants, Units and Rights) issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Certificate of Incorporation, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iii) any Warrants (including any Warrants included in Units and Rights) issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”); the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Common Stock to be issued upon exercise of such Warrants and to approve the Warrant Agreement; neither such Warrants nor such Warrant Agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Warrant Agreement; the issuance and sale of the Warrants will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(iv) any Units issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent; the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Units and the issuance of the Common Stock, Warrants or Rights comprising such Units and to approve any Unit Agreement relating thereto; none of the Units, Common Stock, Warrants or Rights comprising such Units nor such Unit Agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; such Units or certificates representing such Units, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Unit Agreement; and the issuance and sale of the Units will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(v) any Rights issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable Rights Agreement (the “Rights Agreement”); the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Rights and the issuance of the Registered Securities to be issued upon exercise of such Rights and to approve any Rights Agreement relating thereto; neither such Rights nor such Rights Agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; such Rights or certificates representing such Rights will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Rights Agreement; and the issuance and sale of the Rights will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(vi) all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company;

(vii) certificates representing shares of Common Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s Charter and Bylaws, each as amended and then in effect; and

(viii) all Registered Securities will be offered and sold in compliance with applicable federal and state securities or “blue sky” laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement.

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Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to matters governed by the General Corporation Law of the State of Delaware and the internal laws of the State of New York, in each case without regard to conflict or choice of law principles and as applied by courts located in the particular jurisdiction, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

Based upon the foregoing, we are of the opinion that:

1. Following effectiveness of the Registration Statement, the Common Stock, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, or upon conversion, exchange or exercise of Warrants, Rights or Units, in accordance with the terms of such Registered Security or the instrument governing such Registered Security providing for such conversion, exchange or otherwise, will be validly issued, fully paid and nonassessable.

2. Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms.

3. Following effectiveness of the Registration Statement, the Units registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to a Unit Agreement, if applicable, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms.

4. Following effectiveness of the Registration Statement, the Rights registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to a Rights Agreement, if applicable, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms.

In addition, our opinions in paragraphs 2, 3 and 4 above are subject to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (d) the rights or remedies available to any party for violations or breaches of any provisions of the Warrants, Rights and Units, as applicable, that are immaterial or the enforcement of which would be unreasonable under the then existing circumstances, (e) the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party to the Warrants, Rights and Units, as applicable, other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Warrants, Rights and Units, as applicable, or that otherwise violate applicable laws, (f) the rights or remedies available to any party that takes discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Warrants, Rights and Units, as applicable, permit such action or (g) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP